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                                                                   EXHIBIT 10.14

                                 PROMISSORY NOTE

$2,642,760.60                                                Date April 29, 2004

            FOR VALUE RECEIVED, the undersigned, Wirthlin Worldwide, Inc., a California corporation ("Borrower"), hereby promises to pay to James J. Granger ("Lender"), the principal sum of Two Million Six Hundred Forty Two Thousand Seven Hundred Sixty and 60/100 Dollars ($2,642,760.62) with interest from the date hereof at the lessor of twelve percent (12%) per annum or the prime rate of interest quoted by SunTrust Bank, Borrower's lead bank (in each case on the basis of a 360 day year and the actual number of days elapsed), subject to annual adjustment at each December 31st. All payments under this Note shall be made to Lender or his order in lawful money of the United States of America at 222 9th Street, SE, Washington, DC 20003 (or at such other place as the holder hereof shall notify Borrower in writing).

            If the date set for payment of principal hereunder is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

            This Note has been delivered in payment for the repurchase of the common stock, par value $1 per share, of Borrower (the "Common Shares") in accordance with the terms of that certain Subscription Agreement, dated as of December 31, 1991 (as amended to date, the "Subscription Agreement"), between Lender and Borrower. Capitalized terms not defined herein shall have the same meaning as in the Subscription Agreement unless the context requires otherwise. This Note is subject to the following further terms and conditions:

            Section 1. Mandatory Payments. Borrower shall be required to make the following payments under this Note:

            (a) Principal Payments. The outstanding principal amount of this Note shall be due and payable in equal installments of $528,552.12 on each of the first five anniversaries of the date hereof.

            (b) Interest Payments. All accrued and unpaid interest owing under this Note shall be due and payable (i) annually on each anniversary of the date hereof until the fifth anniversary of the date hereof (the "Due Date") and (ii) on the Due Date.

            Section 2. Voluntary Prepayments. Borrower may prepay this Note in whole or in part any time or from time to time without penalty or premium. Any voluntary prepayment shall be applied first to accrued and unpaid interest on this Note and second to the outstanding principal amount of this Note and any prepayments of principal under this Section 2 shall reduce the payments under
Section 1(a) above pro rata. If full payment of the unpaid principal of this
Note is made, this Note shall be cancelled.

            Section 3. Events of Default. Upon the failure to make any payment of principal or interest of this Note when due, at maturity, as a result of a mandatory prepayment or otherwise which shall remain unremedied for ten days after written notice thereof shall have been given to Borrower ("Event of Default"), then, and in such event, the holder of this Note may declare, by

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notice of default given to Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding shall become due and payable without presentment, demand, protest and notices of any kind or of dishonor, all of which are hereby expressly waived. If any interest payable hereunder is not paid when due, such interest shall be added to the unpaid principal hereunder and shall bear interest until paid, provided however, that in no event shall Borrower be required to pay any interest hereunder in excess of the maximum legal rate. If an Event of Default shall occur hereunder, Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

            No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no right and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

            Section 4. Miscellaneous.

            (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of law rules thereof.

            (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Subscription Agreement.

            (c) The paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

                         (Signatures on following page)

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            IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on the date first above written.

                                      WIRTHLIN WORLDWIDE, INC., a California
                                      corporation

                                      By:  /s/ Joel A. White
                                           -------------------------------------
                                      Name:  Joel A. White

                                      Title: Secretary, Director and CFO

Witness:

Name: DEE ALLSOP

Signature: /s/ Dee Allsop
           -----------------------

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April 29, 2004

Mr. James J. Granger
222 9th Street, SE
Washington, DC 20003

                      Re:      Repurchase of Common Stock

Dear Jim:

            Reference is made to (i) that certain Subscription Agreement, dated as of December 31, 1991 (as amended to date, the "Subscription Agreement"), between you and Wirthlin Worldwide, Inc. (formerly known as Decima Research) (the "Company"), (ii) that certain Restricted Stock Agreement, dated as of September 26, 1996 (as amended to date, the "Restricted Stock Agreement"), between you and the Company, and (iii) that certain Separation Agreement, dated as of June 4, 2002 (the "Separation Agreement"), between you and the Company.

            Pursuant to Section 4.04(a) of the Subscription Agreement, the Company is hereby exercising its option to repurchase 52,725 shares (the "Shares") of the common stock, par value $1 per share, of the Company purchased by you pursuant to the Subscription Agreement and the Restricted Stock Agreement. The repurchase price shall be equal to (i) for the portion of the Shares purchased in 1991, $62.67 per share, which represents the Repurchase Price (as defined in the Subscription Agreement) for such portion of the Shares; and (ii) for the portion of the Shares purchased in 1996, $54.19 per share, which represents the Repurchase Price for such portion of the Shares, calculated based on a Repurchase Ratio (as defined in the Subscription Agreement) of 8/10 in accordance with Section 3 of the Separation Agreement. The aggregate repurchase price for all Shares is therefore $3,171,312.74.

            Within 10 business days from the date hereof, in satisfaction of the aggregate repurchase price of the Shares and conditioned upon your delivery to the Company of the certificates representing the Shares (which are currently in possession of the Secretary of the Company) and completed transfer documents to transfers the Shares to the Company, the Company shall deliver to you a check in the amount of $528,552.14 and a promissory note in the principal amount of $2,642,760.60.

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                                                            Mr. James J. Granger
                                                                  April 29, 2004
                                                                          Page 2

            Should you have any questions, feel free to contact Joel White at his number in Reston, or Glen Collyer at Latham & Watkins LLP whose number is
(213) 891-8701.

                                      Very truly yours,

                                      /s/ Joel A. White
                                      ------------------------------------------
                                      Joel A. White
                                      Secretary and CFO

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                                   STOCK POWER

            FOR VALUE RECEIVED I, James J. Granger, hereby sell, assign and transfer unto Decima Research fifty two thousand seven hundred twenty five (52,725) shares of the common stock of Wirthlin Worldwide, Inc. standing in my name on the books of said corporation represented by Certificates Nos. 69 and 71 and herewith and do hereby irrevocably constitute and appoint Joel A. White to transfer said stock on the books of the within named corporation with full power of substitution in the premises.

Dated: April 29, 2004

                                      Signature: /s/ James J. Granger
                                                 ------------------------------
                                                 James J. Granger